Exhibit 1.1

Constitution

Sundance Energy Australia Limited

(ACN 112 202 883)

Constitution of Sundance Energy Australia Limited

Preliminary		7

1.	Defined terms	7

2.	Interpretation	8

3.	Replaceable rules	9

Shares		9

4.	Rights	9

5.	Issue of Shares	9

6.	Commission and brokerage	10

7.	Trusts not recognised	10

8.	Joint holders	10

9.	Share certificates	10

10.	Class meetings	11

11.	Non-marketable parcels	11

Calls		12

12.	General	12

13.	Instalments and amounts which become payable	13

14.	Interest and expenses	13

15.	Recovery of amounts due	13

16.	Differentiation	13

17.	Payment of calls in advance	14

Lien and forfeiture		14

18.	Lien	14

19.	Lien sale	15

20.	Forfeiture notice	15

21.	Forfeiture	15

22.	Liability of former Member	16

23.	Disposal of Shares	16

Transfer of Shares		17

24.	General	17

25.	Proportional takeover bid	18

26.	Transfer procedure	18

27.	Right to refuse registration	19

Transmission of Shares		19

28.	Title on death	19

29.	Entitlement to transmission	20

Changes to Share capital		20

30.	Consolidation or division	20

Powers of attorney		20

31.	Powers of attorney	20

General meetings		21

32.	Calling general meeting	21

33.	Notice	21

34.	Business	22

Proceedings at general meetings		22

35.	Member	22

36.	Quorum	22

37.	Chairperson	23

38.	General conduct	23

39.	Adjournment	23

40.	Decisions	24

41.	Taking a poll	24

42.	Casting vote of chairperson	25

43.	Admission to general meetings	25

44.	Auditor’s right to be heard	25

Votes of Members		25

45.	Entitlement to vote	25

46.	Unpaid calls	26

47.	Joint holders	26

48.	Objections	26

49.	Votes by proxy	27

50.	Document appointing proxy	27

51.	Proxy in blank	28

52.	Lodgment of proxy	28

53.	Validity	28

54.	Representatives of bodies corporate	29

Appointment and removal of Directors		29

55.	Number of Directors	29

56.	Qualification	29

57.	Power to remove and appoint	30

58.	Additional and casual Directors	30

59.	Retirement by rotation	30

60.	Nomination of Director	31

61.	Vacation of office	31

Remuneration of Directors		32

62.	Remuneration of Non-Executive Directors	32

63.	Remuneration of Executive Directors	32

64.	Retirement benefits	33

Powers and duties of Directors		33

65.	Directors to manage Company	33

Proceedings of Directors		33

66.	Directors’ meetings	33

67.	Decisions	34

68.	Directors’ interests	34

69.	Alternate Directors	35

70.	Remaining Directors	35

71.	Chairperson	36

72.	Delegation	36

73.	Written resolutions	36

74.	Validity of acts of Directors	37

75.	Minutes	37

Executive Directors		37

76.	Appointment	37

77.	Powers of Executive Directors	38

Local management		38

78.	General	38

79.	Appointment of attorneys and agents	38

Secretary		39

80.	Secretary	39

Seals		39

81.	Common Seal	39

82.	Duplicate Seal	40

83.	Share Seal	40

Inspection of records		40

84.	Times for inspection	40

Dividends and reserves		40

85.	Dividends	40

86.	Amend resolution to pay dividend	40

87.	No interest	41

88.	Reserves	41

89.	Dividend entitlement	41

90.	Restricted securities	41

91.	Deductions from dividends	41

92.	Distribution of assets	41

93.	Payment	42

94.	Election to reinvest dividend	42

95.	Election to accept Shares in lieu of dividend	42

96.	Unclaimed dividends	43

97.	Capitalisation of profits	43

Notices		44

98.	Service of notices	44

99.	Persons entitled to notice	45

Audit and financial records		45

100.	Company to keep financial records	45

Winding up		46

101.	Winding up	46

Indemnity		46

102.	Indemnity	46

103.	Shareholder disclosure	47

Preliminary

1.                                   Defined terms

1.1                            In this Constitution:

Alternate Director means a person appointed as an alternate director under clause 69.

Approving Resolution means a resolution passed in accordance with clause 25.

Approving Resolution Deadline in relation to a proportional takeover bid means the day that is the 14th day before the last day of the bid period.

ASTC means ASX Settlement and Transfer Corporation Pty Limited ABN 49 008 504 532.

ASTC Settlement Rules means the operating rules of ASTC.

ASX means Australian Stock Exchange Limited ABN 98 008 624 691.

ASX Listing Rules means the listing rules of ASX and any other rules of ASX applicable to the Company or the Shares while the Company is admitted to the Official List, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

Auditor means the Company’s auditor.

Business Day has the same meaning as in the ASX Listing Rules.

CHESS Holding has the same meaning as in the ASTC Settlement Rules.

Company means Sundance Energy Australia Limited (ACN 112 202 883).

Constitution means the constitution of the Company as amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth) as amended or replaced from time to time and includes any regulations made under that Act and any exemption or modification to that Act applying to the Company.

CS Facility Rules means the operating rules of an applicable CS facility licensee.

Director means a person appointed to the position of a director of the Company and where appropriate, includes an Alternate Director.

Directors means all or some of the Directors acting as a board.

Dividend includes bonus.

Executive Director has the meaning given by clause 76.2.

Issuer Sponsored Holding has the same meaning as in the ASTC Settlement Rules.

Managing Director means a Director appointed as managing director under clause 76.1.

Marketable Parcel has the same meaning as in the business rules of ASX in force from time to time.

Member means a person who is a member of the Company under the Corporations Act.

Non-Executive Director means a Director who is not an Executive Director.

Non-Marketable Parcel means a parcel of securities that is less than a Marketable Parcel.

Register means the register of Members of the Company.

Representative means a person appointed by a Member to act as its representative under clause 54.1.

Restricted Securities has the same meaning as in the ASX Listing Rules.

Seal means the Company’s common seal.

Secretary means any person appointed by the Directors to perform any of the duties of a secretary of the Company and if more than one person is appointed, any one or more of such persons.

Shares means shares in the share capital of the Company.

1.2                            In this Constitution, except where the context otherwise requires, an expression in a clause of this Constitution has the same meaning as in the Corporations Act.  Where the expression has more than one meaning in the Corporations Act and a provision of the Corporations Act deals with the same matter as a clause of this Constitution, that expression has the same meaning as in that provision.

2.                                   Interpretation

2.1                            In this Constitution, except where the context otherwise requires:

(a)                               the singular includes the plural and vice versa, and a gender includes other genders;

(b)                               another grammatical form of a defined word or expression has a corresponding meaning;

(c)                                a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this Constitution, and a reference to this Constitution includes any schedule or annexure;

(d)                               a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)                                a reference to A$, $A, dollar or $ is to Australian currency; and

(f)                                 the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions.

2.2                            Headings are for ease of reference only and do not affect interpretation.

2.3                            The Corporations Act prevails over any inconsistency with:

(a)                               this Constitution;

(b)                               the ASX Listing Rules; and

(c)                                the CS Facility Rules.

2.4                           For as long as the Company is admitted to the Official List of ASX, the following clauses apply:

(a)                               Notwithstanding anything contained in this Constitution, if the ASX Listing Rules prohibit an act being done, the act shall not be done.

(b)                               Nothing contained in this Constitution prevents an act being done that the ASX Listing Rules require to be done.

(c)                                If the ASX Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d)                               If the ASX Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision.

(e)                                If the ASX Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision.

(f)                                 If any provision of this Constitution is or becomes inconsistent with the ASX Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

3.                                   Replaceable rules

The provisions of the Corporations Act that apply to certain companies as replaceable rules are displaced by this Constitution in their entirety and do not apply to the Company.

Shares

4.                                   Rights

Subject to this Constitution and to the terms of issue of Shares, all Shares attract the following rights:

(a)                               the right to receive notice of and to attend and vote at all general meetings of the Company;

(b)                               the right to receive dividends; and

(c)                                in a winding up or a reduction of capital, the right to participate equally in the distribution of the assets of the Company (both capital and surplus), subject to any amounts unpaid on the Share and, in the case of a reduction, to the terms of the reduction.

5.                                   Issue of Shares

5.1                            Subject to the Corporations Act, the ASX Listing Rules and this Constitution, the Directors may issue and allot, or dispose of, Shares:

(a)                               on terms determined by the Directors;

(b)                               at the issue price that the Directors determine; and

(c)                                to Members whether in proportion to their existing shareholdings or otherwise, and to such other persons as the Directors may determine.

5.2                            The Directors’ power under clause 5.1 includes the power to:

(a)                               grant options over unissued Shares;

(b)                               issue and allot Shares:

(i)                                  with any preferential, deferred or special rights, privileges or conditions;

(ii)                               with any restrictions in regard to dividend, voting, return of capital or otherwise;

(iii)                            which are liable to be redeemed;

(iv)                           which are bonus Shares for whose issue no consideration is payable to the Company; or

(v)                              which have any combination of the characteristics described in clauses 5.2(b)(i) to 5.2(b)(iv) inclusive.

6.                                   Commission and brokerage

Any brokerage or commission which may be paid by the Company may be made in cash, by the issue and allotment of Shares, or the issue of debentures, or by a combination of any of those methods.

7.                                   Trusts not recognised

7.1                            Except as required by law, the CS Facility Rules or as otherwise provided by this Constitution, the Company will not recognise any person as holding a Share on trust and the Company will not be bound to recognise any equitable, contingent, future or partial interest or any other right in respect of a Share except the registered holder’s absolute right of ownership.

7.2                            This clause 7 applies even if the Company has notice of the relevant trust, interest or right.

8.                                   Joint holders

8.1                            If two or more persons are registered as the holders of a Share, they are taken to hold the Share as joint tenants with benefit of survivorship and the person whose name appears first on the Register is the only joint holder entitled to receive notices from the Company.

8.2                            Any one of the joint holders of a Share may give an effective receipt for any dividend or return of capital payable to the joint holders.

8.3                            The Company is entitled to and in respect of CHESS Holdings, must:

(a)                               record the names of only the first three joint holders of a Share on the Register;

(b)                               regard the three joint holders of a Share appearing first on the Register as the registered holders of that Share to the exclusion of any other holders; and

(c)                                disregard the entitlement of any person to be registered on the Register as a holder if the name of the person would appear on the Register after the first three holders for that Share.

9.                                   Share certificates

9.1                            The Directors will not, unless they determine otherwise or the ASX Listing Rules require, issue a certificate to a Member for any Shares registered in the Member’s name or record any holding as held on a certificated subregister.

9.2                            Any certificate for Shares must be issued and despatched in accordance with the Corporations Act, the ASX Listing Rules and the CS Facility Rules.

9.3                            Subject to the ASX Listing Rules, the Directors may in their absolute discretion elect whether to maintain a certificated subregister for any class of Shares.

9.4                            Subject to the ASX Listing Rules and the CS Facility Rules, Shares may be held on any subregister maintained by or on behalf of the Company or on any branch register kept by the Company.

9.5                           The Directors may order worn out or defaced certificates to be cancelled and, if necessary, replaced by new certificates.

10.                            Class meetings

10.1                     The rights attached to any class of Shares may be varied in accordance with the Corporations Act.

10.2                     The provisions of this Constitution relating to general meetings apply, with necessary changes, to a meeting of a class of Members holding Shares in that class as if it was a general meeting except that:

(a)                               a quorum is two persons holding or representing by proxy, attorney or Representative not less than 5% of the Shares of the class or, if there is one holder of Shares in the class, that holder or a proxy, attorney or representative of that holder; and

(b)                               any five holders, or holders of Shares of the class present in person or by proxy, attorney or Representative who can vote not less than 5% of all votes held by Members of that class, may demand a poll.

11.                            Non-marketable parcels

11.1                     If one or more Members hold less than a Marketable Parcel of Shares, the Directors may invoke the procedure for the sale of Shares under this clause 11 (Procedure).

11.2                     To invoke the Procedure, the Directors must give each Member (or each Member whose Shares are not held in a CHESS Holding) who holds less than a Marketable Parcel of Shares (Eligible Member) written notice (Notice of Divestiture) that complies with this clause 11.

11.3                     A Notice of Divestiture given to a Member must:

(a)                               state that the Shares referred to in the Notice of Divestiture are liable to be sold in accordance with the Procedure if the Member does not advise the Company before a specified date (Relevant Date) that the Member wishes to keep those Shares; and

(b)                               if the Member holds Shares in a CHESS Holding, contain a statement to the effect that if those Shares remain in a CHESS Holding after the Relevant Date, the Company may, without further notice, move those Shares from the CHESS Holding to an Issuer Sponsored Holding or a Certificated Holding for the purposes of divestment by the Company in accordance with the Procedure.

11.4                     The Relevant Date must be six weeks or more after the date that the Notice of Divestiture is sent.

11.5                     A copy of a Notice of Divestiture must be given to any other person required by the CS Facility Rules.

11.6                     If an Eligible Member on whom a Notice of Divestiture has been served, wants to keep the Shares referred to in the Notice of Divesture, the Eligible Member must give the Company written notice before the Relevant Date, advising the Company that the Member wants to keep those Shares in which event the Company will not sell the Shares.

11.7                     If an Eligible Member on whom a Notice of Divestiture has been served does not give the Company written notice before the Relevant Date advising the Company that the Eligible Member wants to keep the Shares referred in the Notice of Divestiture, the Company may:

(a)                               if the Member holds those Shares in a CHESS Holding, move those Shares from the CHESS Holding to an Issuer Sponsored Holding or a Certificated Holding; and

(b)                               in any case, sell those Shares in accordance with the Procedure,

but only if the Shares held by the Eligible Member on the Relevant Date is less than a Marketable Parcel.

11.8                     Any Shares which may be sold under this clause 11 may be sold on the terms, in the manner (whether on-market, by private treaty, through a share sale facility established by, on behalf or, or at the request of the Company, or otherwise) and at the time or times determined by the Directors and, for the purposes of a sale under this clause 11, each Eligible Member:

(a)                               appoints the Company as the Eligible Member’s agent for sale;

(b)                               authorises the Company to effect on the Eligible Member’s behalf a transfer of the Shares sold and to deal with the proceeds of the sale of the Shares in accordance with clause 11.10;

(c)                                appoints the Company, it’s Directors and the Secretary jointly and severally as the Eligible Member’s attorneys to execute an instrument or take other steps, in the Eligible Member’s name and on the Eligible Member’s behalf, as they or any of them may consider appropriate to transfer the Shares sold; and

(d)                               authorises each of the attorneys appointed under clause 11.8(c) to appoint an agent to do a thing referred to in clause 11.8(c).

11.9                     The title of the transferee to Shares acquired under this clause 11 is not affected by an irregularity or invalidity in connection with the sale of Shares to the Transferee.

11.10              The proceeds of any sale of Shares under this clause 11 less any unpaid calls and interest (Sale Consideration) will be paid to the relevant Member or as that Member may direct.

11.11              The Company will hold the Sale Consideration in trust for the Member whose Shares are sold under this clause and will forthwith notify the Member in writing that the Sale Consideration in respect of the Member’s Shares has been received by the Company and is being held by the Company pending instructions from the Member as to how it is to be dealt with.  If the Member has been issued with a share certificate or certificates, the Member’s instructions, to be effective, must be accompanied by the share certificate or certificates to which the Sale Consideration relates or, if the certificate or certificates has or have been lost or destroyed, by a statement and undertaking under subsection 1070D(5) of the Corporations Act.

11.12              Subject to the Corporations Act, the Company or the purchaser will bear all costs, including brokerage and stamp duty, associated with the sale of any Shares under this clause.

11.13              The Procedure may only be invoked once in any 12 month period after its adoption or renewal.

11.14              If the Procedure has been invoked and there is an announcement of a takeover bid for Shares, no more sales of Shares may be made under this clause 11 until after the close of the offers made under the takeover.  The Procedure may then be invoked again.

Calls

12.                            General

12.1                     Subject to the Corporations Act and the terms on which partly paid Shares are issued, the Directors may make calls on the holders of the Shares for any money unpaid on them.

12.2                     A call is made when the resolution of the Directors authorising it is passed.

12.3                     The Directors may revoke or postpone a call before its due date for payment.

12.4                     The Directors may require a call to be paid by instalments.

12.5                     The Company must comply with the Corporations Act and the ASX Listing Rules in relation to the dispatch and content of notices to Members on whom a call is made.

12.6                     A Member to whom notice of a call is given in accordance with this clause 12 must pay to the Company the amount called in accordance with the notice.

12.7                     Failure to send a notice of a call to any Member or the non-receipt of a notice by any Member does not invalidate the call.

12.8                     Joint holders of Shares are jointly and severally liable to pay all calls in respect of their Shares.

13.                            Instalments and amounts which become payable

If:

(a)                               the Directors require a call to be paid by instalments; or

(b)                               an amount becomes payable by the terms of issue of Shares on allotment, or at a time or in circumstances specified in the terms of issue,

then:

(c)                                every instalment or the amount payable under the terms of issue is payable as if it were a call made by the Directors and as if they had given notice of it; and

(d)                               the consequences of late payment or non-payment of an instalment or the amount payable under the terms of issue are the same as the consequences of late payment or non-payment of a call.

14.                            Interest and expenses

If an amount called is not paid on or before the due date, the person liable to pay the amount must also pay:

(a)                               interest on the amount from the due date to the time of actual payment at a rate determined by the Directors (not exceeding 20% per annum); and

(b)                               all expenses incurred by the Company as a consequence of the non-payment,

but the Directors may waive payment of the interest and expenses in whole or in part.

15.                            Recovery of amounts due

On the hearing of any action for the recovery of money due for any call, proof that:

(a)                               the name of the person sued was, when the call was made, entered in the Register as a holder or the holder of Shares in respect of which the call was made;

(b)                               the resolution making the call is duly recorded in the Directors’ minute book; and

(c)                                notice of the call was given to the person sued,

will be conclusive evidence of the debt.

16.                            Differentiation

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

17.                           Payment of calls in advance

17.1                     The Directors may accept from a Member the whole or part of the amount unpaid on a Share before the amount accepted has been called.

17.2                     The Company may:

(a)                               pay interest on any amount accepted, until the amount is payable under a call and at a rate (not exceeding 20% per annum) agreed between the Member and the Directors; and

(b)                               subject to any contract between the Company and the Member, repay all or any of the amount accepted in excess of the amount called on the Share.

17.3                     Payment of an amount in advance of a call does not entitle the paying Member to any:

(a)                               dividend, benefit or advantage, other than the payment of interest under this clause 17; or

(b)                               voting right,

to which the Member would not have been entitled if it had paid the amount when it became due.

Lien and forfeiture

18.                            Lien

18.1                     To the extent permitted by the ASX Listing Rules, the Company has a first and paramount lien on every partly paid Share and dividends payable in respect of the Share for all money:

(a)                               due and unpaid to the Company at a fixed time, in respect of the Share;

(b)                               presently payable by a holder or the holder of the Share, or the holder’s estate, to the Company in respect of the Share; or

(c)                                which the Company is required by law to pay (and has paid) in respect of the Share.

18.2                     The lien extends to reasonable interest and expenses incurred because the amount is not paid.

18.3                     If any law for the time being of any country, state or place imposes or purports to impose an immediate or contingent liability on the Company to make any payment or authorises a taxing authority or Government official to require the Company to make payment in respect of Shares or dividends or other moneys accruing due to the Member who holds the Shares:

(a)                               the Member or, if the Member is deceased, the Member’s legal personal representative, indemnifies the Company in respect of any such payment or liability; and

(b)                               subject to the Corporations Act and the ASX Listing Rules, the Company:

(i)                                  has a lien on the Shares and dividends and other moneys payable in respect of the Shares, whether the Shares are held by the Member solely or jointly with another person in respect of any payment made or liability incurred by the Company, together with reasonable expenses and interest on any payment made by the Company at a rate to be fixed by the Directors not exceeding 20% per annum from the date of payment by the Company to the date of repayment by the Member;

(ii)                               may set off amounts so paid by the Company against amounts payable by the Company to the Member as dividends or otherwise; and

(iii)                            may recover as a debt due from the Member or its legal personal representative the amount of all payments made by the Company together with reasonable expenses and interest at the rate and for the period referred to in clause 18.3(b)(i).

18.4                     The Company may do all things which the Directors think necessary or appropriate to do under the ASX Listing Rules and the CS Facility Rules to enforce or protect the Company’s lien.

18.5                     Unless the Directors determine otherwise, the registration of a transfer of a Share operates as a waiver of the Company’s lien on the Share.

18.6                     The Directors may declare a Share to be wholly or partly exempt from a lien.

19.                            Lien sale

If:

(a)                               the Company has a lien on a Share for money presently payable;

(b)                               the Company has given the Member or the Member’s executors or administrators (as the case may be) holding the Share written notice demanding payment of the money; and

(c)                                that Member fails to pay all of the money demanded,

then 14 or more days after giving the notice, the Directors may, if the ASX Listing Rules permit, sell the Share in any manner determined by them.

20.                            Forfeiture notice

20.1                     The Directors may at any time after a call or instalment becomes payable and remains unpaid by a Member, serve a notice on the Member requiring the Member to pay all or any of the following:

(a)                               the unpaid amount;

(b)                               any interest that has accrued; and

(c)                                all expenses incurred by the Company as a consequence of the non-payment.

20.2                     The notice under clause 20.1 must:

(a)                               specify a day (not earlier than 14 days after the date of the notice) on or before which the payment required by the notice must be made; and

(b)                               state that if a Member does not comply with the notice, the Shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

21.                            Forfeiture

21.1                     If a Member does not comply with a notice served under clause 20, then any or all of the Shares in respect of which the notice was given may be forfeited under a resolution of the Directors.

21.2                     Unpaid dividends in respect of forfeited Shares will also be forfeited.

21.3                     On forfeiture, Shares become the property of the Company and forfeited Shares must be:

(a)                               if the ASX Listing Rules permit, sold, disposed of, or cancelled on terms determined by the Directors; or

(b)                               offered by public auction in accordance with any requirements of the ASX Listing Rules.

21.4                    The Directors may, at any time before a forfeited Share is sold, disposed of or cancelled, annul the forfeiture of the Share on conditions determined by them.

21.5                     Promptly after a Share has been forfeited:

(a)                               notice of the forfeiture must be given to the Member in whose name the Share was registered immediately before its forfeiture; and

(b)                               the forfeiture and its date must be noted in the Register.

21.6                     Omission or neglect to give notice of or to note the forfeiture as specified in clause 21.5 will not invalidate a forfeiture.

22.                            Liability of former Member

22.1                     The interest of a person who held Shares which are forfeited is extinguished but subject to the ASX Listing Rules, the former Member remains liable to pay:

(a)                               all money (including interest and expenses) that was payable by the Member to the Company at the date of forfeiture in respect of the forfeited Shares; and

(b)                               interest from the date of forfeiture until payment of the money referred to in clause 22.1(a), of this clause at a rate determined by the Directors (not exceeding 20% per annum).

22.2                     A former Member’s liability to the Company ceases if and when the Company receives payment in full of all money (including interest and expenses) payable by the former Member in respect of the Shares.  The liability may only be released or waived in accordance with the ASX Listing Rules.

23.                            Disposal of Shares

23.1                     The Company may:

(a)                               receive the consideration (if any) given for a forfeited Share on any sale or disposition of the Share, or a Share sold under a lien sale; and

(b)                               effect a transfer of the Share in favour of a person to whom the Share is sold or disposed of.

23.2                     The purchaser of the Share:

(a)                               is not bound to check the regularity of the sale or the application of the purchase price;

(b)                               obtains title to the Share despite any irregularity in the sale; and

(c)                                will not be subject to complaint or remedy by the former holder of the Share in respect of the purchase.

23.3                     A statement signed by a Director and the Secretary that the Share has been regularly forfeited and sold or reissued or regularly sold without forfeiture to enforce a lien, is conclusive evidence of the matters stated as against all persons claiming to be entitled to the Share.

23.4                     Subject to the terms on which a Share is on issue, the net proceeds of any sale made to enforce a lien or on forfeiture must be applied by the Company in the following order:

(a)                               in payment of the costs of the sale;

(b)                               in payment of all amounts (if any) secured by the lien or all money (if any) that was payable in respect of the forfeited Share; and

(c)                                where the Share was forfeited under clause 21.1, in payment of any surplus to the former Member whose Share was sold.

Transfer of Shares

24.                            General

24.1                     Subject to this Constitution, a Member may transfer Shares held by that Member.

24.2                     Subject to clause 24.3, Shares may be transferred by:

(a)                               a written transfer instrument in any usual or common form; or

(b)                               any other form approved by the Directors.

24.3                     The Company may participate in any computerised or electronic system for market settlement, securities transfer and registration conducted in accordance with the Corporations Act, the ASX Listing Rules and the CS Facility Rules, or corresponding laws or securities exchange rules in any other country.

24.4                     If the Company participates in a system of the kind described in clause 24.3, then despite any other provision of this Constitution:

(a)                               Shares may be transferred, and transfers may be registered, in any manner required or permitted by the ASX Listing Rules or the CS Facility Rules (or corresponding laws or securities exchange rules in any other country) applying in relation to the system;

(b)                               the Company must comply with and give effect to those rules; and

(c)                                the Company may, in accordance with those rules, decline to issue certificates for holdings of Shares.

24.5                     A written transfer instrument must be:

(a)                               executed by the transferor or (where the Corporations Act permits) stamped by the transferor’s broker;

(b)                               unless the Directors decide otherwise in the case of a fully paid Share, executed by the transferee or (where the Corporations Act permits) stamped by the transferee’s broker; and

(c)                                in the case of a transfer of partly paid Shares, endorsed or accompanied by an instrument executed by the transferee or by the transferee’s broker to the effect that the transferee agrees to accept the Shares subject to the terms and conditions on which the transferor held them, to become a Member and to be bound by the Constitution.

Subject to the Corporation Act, the written transfer instrument may comprise more than one document.

24.6                     Except as required by the CS Facility Rules:

(a)                               a transferor of Shares remains the holder of the Shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the Shares; and

(b)                               a transfer of Shares does not pass the right to any dividends on the Shares until such registration.

25.                            Proportional takeover bid

25.1                     Registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under a proportional takeover bid is prohibited unless and until an Approving Resolution approving the proportional takeover bid is passed.

25.2                    A person (other than the bidder or an associate of the bidder) who, as at the end of the day on which the first offer under the proportional takeover bid was made, held bid class Shares is entitled to:

(a)                               vote on a Approving Resolution; and

(b)                               has one vote for each bid class Share held.

25.3                     Where offers have been made under a proportional takeover bid, the Directors must ensure that an Approving Resolution is voted on at a meeting of the persons described in clause 25.2 before the Approving Resolution Deadline.

25.4                     An Approving Resolution is passed if more than 50% of the votes cast on the resolution are cast in favour of the resolution, and otherwise is taken to have been rejected.

25.5                     The provisions of this Constitution that apply to a general meeting of the Company apply, with such modifications as the circumstances require, to a meeting that is called under this clause as if the meeting was a general meeting of the Company.

25.6                     If an Approving Resolution to approve the proportional takeover bid is voted on in accordance with this clause before the Approving Resolution Deadline, the Company must, on or before the Approving Resolution Deadline, give:

(a)                               the bidder; and

(b)                               each relevant financial market,

a written notice stating that an Approving Resolution to approve the proportional takeover bid has been voted on and whether it was passed or rejected.

25.7                     If no resolution has been voted on in accordance with this clause as at the end of the day before the Approving Resolution Deadline, a resolution to approve the proportional takeover bid is taken, for the purposes of this clause, to have been passed in accordance with this clause.

25.8                     Under the Corporations Act, this clause 25 automatically ceases to have effect on that date which is three years after the date of adoption of this Constitution by the Company.

26.                            Transfer procedure

26.1                     Except where the Directors determine (to comply with laws or securities exchange rules of a foreign country or the CS Facility Rules), for a transfer of Shares that is not an ASTC-regulated transfer:

(a)                               the written transfer instrument must be left at the Company’s registered office or another place acceptable to the Company;

(b)                               the instrument must be accompanied by a certificate for the Shares dealt with in the transfer where a certificate has been issued, unless the Directors waive production of the certificate on receiving satisfactory evidence of the loss or destruction of the certificate; and

(c)                                the Directors may, if the ASX Listing Rules permit, require other evidence of the transferor’s right to transfer the Shares.

26.2                     For a transfer of Shares that is an ASTC-regulated transfer, a Share transfer must be effected in accordance with the ASX Listing Rules and the ASTC Settlement Rules.

27.                            Right to refuse registration

27.1                     The Directors may in their absolute discretion refuse to register any transfer of Shares or other securities where the Shares or other securities are not quoted by ASX.  Where the Shares or other securities are quoted by ASX, the Directors may in their absolute discretion refuse to register any transfer in any of the circumstances permitted by the ASX Listing Rules.

27.2                     The Directors must:

(a)                               except as permitted by ASX, refuse to register any transfer of Shares or other securities which are Restricted Securities if that transfer is or might be in breach of the ASX Listing Rules or any restriction agreement entered into by the Company under the ASX Listing Rules in relation to the Shares; and

(b)                               refuse to register any transfer where the Company is, or the Directors are, required to do so by the ASX Listing Rules.

27.3                     Despite clauses 27.1 and 27.2, the Company must not refuse or fail to register or give effect to, or delay or in any way interfere with, a proper ASTC transfer of Shares or other securities quoted by ASX.

27.4                     If a person has lodged a transfer which the Directors have refused to register, the Company must, within five Business Days after the date of lodgment, give to the lodging person written notice of the refusal and the reasons for it.

27.5                     Subject to clause 27.3, Restricted Securities cannot be disposed of during the escrow period except as permitted by the ASX Listing Rules or ASX.  The Company will refuse to acknowledge a disposal of Restricted Securities to the extent required under the ASX Listing Rules.

Transmission of Shares

28.                            Title on death

28.1                     The legal personal representative of a deceased Member who was the sole holder of Shares is the only person whom the Company will recognise as having any title to the deceased Member’s Shares.

28.2                     If a deceased Member was a joint holder of Shares, the other joint holder is the only person whom the Company will recognise as having any title to the deceased Member’s Shares.

28.3                     The estate of the deceased Member will not be released from any liability to the Company in respect of the Shares.

28.4                     The Company may register or give effect to a transfer to a transferee who dies before the transfer is registered.

29.                            Entitlement to transmission

29.1                     A person who becomes entitled to a Share in consequence of the death, mental incapacity or bankruptcy of a Member may, subject to clause 27 and to producing to the Company evidence of its entitlement which is satisfactory to the Directors, elect to:

(a)                               be registered as the holder of the Share; or

(b)                               transfer the Share to some other person nominated by it.

29.2                    If the person who has become entitled to a Share:

(a)                               elects to be registered as the holder, then the person must deliver or send to the Company a written notice of election signed by him or her; or

(b)                               elects to transfer the Share, then the person must effect a transfer of the Share.

29.3                     An election to be registered as a holder of a Share under clause 29.1(a) or a transfer of a Share from a Member or deceased Member under this clause 29 is subject to the same limitations, restrictions and provisions of this Constitution as would apply if the election were a transfer or the transfer were made by the Member or deceased Member himself or herself.

29.4                     A person who:

(a)                               has become entitled to a Share by operation of law; and

(b)                               has produced evidence of that person’s entitlement which is satisfactory to the Directors,

is entitled to the dividends and other rights of the registered holder of the Share.

29.5                     Where two or more persons are jointly entitled to any Share in consequence of the death of the registered holder, they will be considered to be joint holders of the Share.

29.6                     Any person who is registered under this clause must indemnify the Company against all liabilities, costs, losses and expenses incurred by the Company as a result of registering the person.

Changes to Share capital

30.                            Consolidation or division

For the purpose of giving effect to any consolidation or division of Shares, the Directors may, subject to the CS Facility Rules, settle any difficulty which arises with respect to fractions of Shares in any manner that they think expedient.

Powers of attorney

31.                            Powers of attorney

31.1                     If a Member executes or proposes to execute any document or do any act by or through an attorney which is relevant to the Company or the Member’s shareholding in the Company, that Member must deliver the instrument appointing the attorney to the Company for notation.

31.2                     The Company may require the Member to lodge a certified copy of the instrument for retention by the Company, and ask for whatever evidence it thinks appropriate that the power of attorney is effective and continues to be in force.

31.3                     Any power of attorney granted by a Member will, as between the Company and the Member who granted the power of attorney:

(a)                               continue in force; and

(b)                               may be acted on,

unless express notice in writing of its revocation or of the death of the Member who granted it is lodged with the Company.

31.4                    Where a Member proposes that an attorney represent the Member at a general meeting or adjourned meeting, the Member must comply with clause 52.1 of this Constitution.

General meetings

32.                            Calling general meeting

32.1                     A Director may call a meeting of Members.

32.2                     The Directors must call annual general meetings in accordance with the Corporations Act, to be held by the Company at times to be determined by the Directors.

32.3                     Members may also request or call and arrange to hold general meetings in accordance with the procedures and requirements set out in the Corporations Act.

32.4                     A general meeting may be held at two or more venues simultaneously using any technology that gives the Members as a whole a reasonable opportunity to participate.

33.                            Notice

33.1                     Notice of a general meeting must be given in accordance with the Corporations Act to the persons referred to in clause 99.1.

33.2                     Except as permitted by the Corporations Act, general meetings must be called on at least the minimum number of days notice required by the Corporations Act (which at the date of adoption of this Constitution is 28 days) and otherwise in accordance with the procedures set out in the Corporations Act.

33.3                     Subject to the requirements of the Corporations Act, a notice calling a general meeting must:

(a)                               specify the place, date and time of the meeting (and if the meeting is to be held in two or more places, the technology that will be used to facilitate this);

(b)                               state the general nature of the business to be transacted at the meeting;

(c)                                if a special resolution is to be proposed at the meeting, set out an intention to propose the special resolution and state the resolution;

(d)                               include such statements about the appointment of proxies as are required by the Corporations Act;

(e)                                specify a place and facsimile number and may specify an electronic address for the purposes of proxy appointments;

(f)                                 subject to the CS Facility Rules, specify particulars of any determination made under regulation 7.11.37 of the Corporations Regulations 2001 (Cth); and

(g)                                comply with any other requirements of the Corporations Act.

34.                            Business

34.1                     The business of an annual general meeting may include:

(a)                               any of the following matters, even if not referred to in the notice of meeting:

(i)                                  consideration of the annual financial report, directors’ report and auditor’s report;

(ii)                               election of directors;

(iii)                            appointment of the auditor;

(iv)                           fixing the auditor’s remuneration;

(b)                               any business which under this Constitution or the Corporations Act is required to be transacted at an annual general meeting; and

(c)                                any other business which may lawfully be transacted at a general meeting.

34.2                     The chairperson of an annual general meeting must allow a reasonable opportunity for the Members as a whole at the meeting to:

(a)                               ask questions about or make comments on the management of the Company; and

(b)                               ask the Auditor or their representative questions relevant to the conduct of the audit and the preparation and content of the Auditor’s report for the Company.

34.3                     The Directors may postpone or cancel any general meeting (other than a meeting requested or called by Members under clause 32.3) at any time before the day of the meeting. The Directors must give notice of the postponement or cancellation to all persons entitled to receive notices of a general meeting.

34.4                     An accidental omission to send a notice of a general meeting (including a proxy appointment form) or the postponement of a general meeting to any Member or the non-receipt of a notice (or form) by any Member does not invalidate the proceedings at or any resolution passed at the general meeting.

Proceedings at general meetings

35.                            Member

In clauses 36, 37, 40 and 45, Member includes a Member present in person or by proxy, attorney or Representative.

36.                            Quorum

36.1                     No business may be transacted at a general meeting unless a quorum of Members is present at the commencement of business.

36.2                     A quorum of Members is three Members unless there is only one Member, when a quorum is that Member.

36.3                     If a quorum is not present within 30 minutes after the time appointed for a general meeting:

(a)                               the general meeting is automatically dissolved if it was requested or called by Members under clause 32.3; or

(b)                               in any other case:

(i)                                  it will stand adjourned to the same time and place seven days after the meeting, or to another day, time and place determined by the Directors; and

(ii)                               if at the adjourned general meeting a quorum is not present within 30 minutes after the time appointed for the general meeting two Members will be a quorum.

37.                            Chairperson

37.1                     The chairperson, or in the chairperson’s absence the deputy chairperson, of Directors’ meetings will be the chairperson at every general meeting.

37.2                     If:

(a)                               there is no chairperson or deputy chairperson; or

(b)                               neither the chairperson nor deputy chairperson is present within 15 minutes after the time appointed for holding the general meeting; or

(c)                                the chairperson and deputy chairperson are unwilling to act as chairperson of the general meeting,

the Directors present may elect a chairperson of the general meeting of the Members.

37.3                     If no chairperson is elected in accordance with clause 37.2, then:

(a)                               the Members may elect one of the Directors present as chairperson; or

(b)                               if no Director is present or is willing to take the chair, the Members may elect one of the Members present as chairperson.

37.4                     At any time during a meeting and in respect of any specific item or items of business, the chairperson may elect to vacate the chair in favour of another person nominated by the chairperson (which person must be a Director unless no Director is present or is willing to act).  That person is to be taken to be the chairperson and will have all the powers of the chairperson (other than the power to adjourn the meeting), during the consideration of that item of business or those items of business.

37.5                     If there is a dispute at a general meeting about a question of procedure, the chairperson may determine the question.

38.                            General conduct

The general conduct of each general meeting of the Company and the procedures to be adopted at the meeting will be determined by the chairperson, including the procedure for the conduct of the election of Directors.

39.                            Adjournment

39.1                     The chairperson of a general meeting at which a quorum is present:

(a)                               in his or her discretion may adjourn the general meeting; and

(b)                               must adjourn the general meeting if the meeting directs him or her to do so.

39.2                     An adjourned general meeting may take place at a different venue from the initial general meeting.

39.3                     The only business that can be transacted at an adjourned general meeting is the unfinished business of the initial general meeting.

39.4                     If a general meeting has been adjourned for more than 30 days, notice of the adjourned general meeting must be given to Members as if it were an original general meeting, but otherwise it is not necessary to give notice of an adjourned general meeting or the business of the adjourned general meeting.

39.5                     A poll cannot be demanded on any resolution concerning the adjournment of a general meeting except by the chairperson.

40.                            Decisions

40.1                     Subject to the Corporations Act in relation to special resolutions, a resolution is carried if a majority of the votes cast on the resolution are in favour of the resolution.

40.2                     A resolution put to the vote of a meeting is decided on a show of hands unless a poll is demanded by:

(a)                               at least 5 Members entitled to vote on the resolution;

(b)                               Members with at least 5% of the votes that may be cast on the resolution on a poll; or

(c)                                the chairperson.

40.3                     A poll may be demanded:

(a)                               before a vote is taken; or

(b)                               in the case of a vote taken on a show of hands, immediately before or immediately after, the results of the vote are declared.

40.4                     Unless a poll is demanded:

(a)                               a declaration by the chairperson that a resolution has been carried, carried by a specified majority, or lost; and

(b)                               an entry to that effect in the minutes of the meeting,

are conclusive evidence of the fact without proof of the number or proportion of the votes in favour of or against the resolution.

40.5                     The demand for a poll may be withdrawn.

40.6                     A decision of a general meeting may not be impeached or invalidated on the ground that a person voting at the meeting was not entitled to do so.

41.                            Taking a poll

41.1                     Subject to clause 41.5, a poll will be taken when and in the manner that the chairperson directs.  No notice need be given of any poll.

41.2                     The result of the poll will determine whether the resolution on which the poll was demanded is carried or lost.

41.3                     The chairperson may determine any dispute about the admission or rejection of a vote, and such determination, if made in good faith, will be final and conclusive.

41.4                     A poll cannot be demanded on any resolution concerning the election of the chairperson of a general meeting.

41.5                     A poll demanded by the chairperson on any resolution concerning the adjournment of a general meeting must be taken immediately.

41.6                     After a poll has been demanded at a general meeting, the general meeting may continue for the transaction of business other than the question on which the poll was demanded.

42.                            Casting vote of chairperson

The chairperson does not have a casting vote (in addition to the chairperson’s votes as a Member, proxy, attorney or Representative) on a show of hands or on a poll.

43.                            Admission to general meetings

The chairperson of a general meeting may refuse admission to a person, or require a person to leave and not return to, a meeting if the person:

(a)                              refuses to permit examination of any article in the person’s possession; or

(b)                               is in possession of any:

(i)                                  electronic or recording device;

(ii)                               placard or banner; or

(iii)                            other article,

which the chairperson considers to be dangerous, offensive or liable to cause disruption; or

(c)                                causes any disruption to the meeting.

44.                            Auditor’s right to be heard

The Auditor is entitled to:

(a)                               attend any general meeting of the Company;

(b)                               be heard at any general meeting of the Company on any part of the business of the meeting that concerns the Auditor in their capacity as auditor, even if:

(i)                                  the Auditor retires at the general meeting; or

(ii)                               Members pass a resolution to remove the Auditor from office; and

(c)                                authorise a person in writing to attend and speak at any general meeting as the Auditor’s representative.

Votes of Members

45.                            Entitlement to vote

45.1                     Subject to this Constitution and to any rights or restrictions attaching to any class of Shares:

(a)                               every Member may vote;

(b)                               subject to clause 49.4 and the Corporations Act, on a show of hands every Member has one vote; and

(c)                                on a poll every Member has:

(i)                                  for each fully paid Share held by the Member, one vote; and

(ii)                               for each partly paid Share held by the Member, a fraction of a vote equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable, whether or not called (excluding amounts credited), on the Share.  Without limiting the generality of clause 17.3, an amount paid on a Share in advance of a call is not to be taken as paid for the purposes of this clause.

45.2                     During a breach of the ASX Listing Rules relating to Shares which are Restricted Securities, or a breach of a restriction agreement, the holder of the relevant Restricted Securities is not entitled to any voting rights in respect of those Restricted Securities.

45.3                     If a Member:

(a)                               dies; or

(b)                               through mental or physical infirmity, is incapable of managing the Member’s affairs,

and a personal representative, trustee or other person is appointed under law to administer the Member’s estate or property, the personal representative, trustee or person so appointed may exercise any rights of the Member in relation to a general meeting as if the personal representative, trustee or person (as the case may be) was a Member.

46.                            Unpaid calls

A Member is entitled to:

(a)                               vote; or

(b)                               be counted in a quorum,

only in respect of Shares on which all calls due and payable have been paid.

47.                            Joint holders

47.1                     If two or more joint holders purport to vote, the vote of the joint holder whose name appears first in the Register will be accepted, to the exclusion of the other joint holder or holders.

47.2                     For the purposes of this clause 47, several executors or administrators of a deceased Member in whose sole name any Shares are registered will be taken to be joint holders of those Shares.

48.                            Objections

48.1                     An objection to the qualification of a voter may only be raised at the general meeting or adjourned general meeting at which the voter tendered its vote.

48.2                     An objection must be referred to the chairperson of the general meeting, whose decision made in good faith is final.

48.3                     Subject to clause 48.4, a vote which the chairperson does not disallow under an objection is valid for all purposes.

48.4                     A vote which the ASX Listing Rules require the Company to disregard is not valid.

49.                            Votes by proxy

49.1                     A Member who is entitled to vote at a general meeting of the Company may appoint not more than two proxies to attend and vote at the general meeting on that Member’s behalf.

49.2                     A proxy need not be a Member.

49.3                     If a Member appoints one proxy, that proxy may, subject to the Corporations Act, vote on a show of hands.

49.4                     If a Member appoints two proxies and the appointment does not specify the proportion or number of the Member’s votes each proxy may exercise, each proxy may exercise half the votes.  However, neither proxy may vote on a show of hands.

49.5                     A proxy may demand or join in demanding a poll.

49.6                     A proxy may vote or abstain as he or she chooses except where the appointment of the proxy directs the way the proxy is to vote on a particular resolution.  If an appointment directs the way the proxy is to vote on a particular resolution:

(a)                              the proxy need not vote on a show of hands, but if the proxy does so, the proxy must vote that way;

(b)                               if the proxy has two or more appointments that specify different ways to vote on the resolution - the proxy must not vote on a show of hands;

(c)                                if the proxy is the chair - the proxy must vote on a poll and must vote that way; and

(d)                               if the proxy is not the chair - the proxy need not vote on a poll, but if the proxy does so, the proxy must vote that way.

49.7                     If:

(a)                               a Member nominates the chairperson of the meeting as the Member’s proxy; or

(b)                               the chairperson is to act as proxy under clause 51 or otherwise under a default appointment according to the terms of the proxy form,

then the person acting as chairperson in respect of an item of business at the meeting must act as proxy under the appointment in respect of that item of business.

50.                            Document appointing proxy

50.1                     An appointment of a proxy is valid if it is signed by the Member making the appointment and contains the information required by subsection 250A(1) of the Corporations Act.

50.2                     For the purposes of clause 50.1, an appointment received at an electronic address will be taken to be signed by the Member if:

(a)                               a personal identification code allocated by the Company to the Member has been input into the appointment; or

(b)                               the appointment has been verified in another manner approved by the Directors.

50.3                     The Company may send a proxy appointment form to Members in a form which has been approved by the Directors or by the chairperson and the Managing Director.

50.4                     A proxy’s appointment is valid at an adjourned general meeting.

50.5                     A proxy or attorney may be appointed for all meetings or for any number of general meetings or for a particular purpose.

50.6                     Unless otherwise provided for in the proxy’s appointment or in any instrument appointing an attorney, the appointment of the proxy or the attorney will be taken to confer authority:

(a)                               to vote on:

(i)                                  any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion; and

(ii)                               any procedural motion, including any motion to elect the chairperson, to vacate the chair or to adjourn the general meeting,

even though the appointment may specify the way the proxy or attorney is to vote on a particular resolution; and

(b)                               to vote on any motion before the general meeting whether or not the motion is referred to in the appointment.

51.                           Proxy in blank

If a proxy appointment is signed by the Member but does not name the proxy or proxies in whose favour it is given, the chairperson may either act as proxy or complete the proxy appointment by inserting the name or names of one or more Directors or the Secretary.

52.                            Lodgment of proxy

52.1                     Subject to clause 52.3, the appointment of a proxy or attorney must be received by the Company, at least 48 hours (unless reduced in the notice of meeting to which the appointment relates) before the general meeting (or the resumption of an adjourned general meeting) at which the appointee is to attend and vote.

52.2                     If the appointment purports to be executed under a power of attorney or other authority, the original document or a certified copy of it must be received by the Company at least 48 hours (unless reduced in the notice of meeting to which the appointment relates) before the general meeting (or the resumption of an adjourned general meeting)].

52.3                     The Company receives an appointment of a proxy or attorney or other authority under which it was signed when they are received at:

(a)                               the Company’s registered office;

(b)                               a facsimile number at the Company’s registered office; or

(c)                                a place, facsimile number or electronic address specified for that purpose in the notice of general meeting.

53.                            Validity

A vote cast in accordance with an appointment of proxy or power of attorney is valid even if before the vote was cast the appointor:

(a)                               died;

(b)                               became mentally incapacitated;

(c)                                revoked the proxy or power; or

(d)                               transferred the Shares in respect of which the vote was cast,

unless the Company received written notification of the death, mental incapacity, revocation or transfer before the relevant general meeting or adjourned general meeting.

54.                            Representatives of bodies corporate

54.1                     Any Member that is a body corporate may appoint an individual as its representative as provided by the Corporations Act.

54.2                     The appointment of a Representative may set out restrictions on the Representative’s powers.

54.3                     The original form of appointment of a Representative, a certified copy of the appointment, or a certificate of the body corporate evidencing the appointment of a Representative is prima facie evidence of a Representative having been appointed.

54.4                     The chairperson of a general meeting may permit a person claiming to be a Representative to exercise the body’s powers even if he or she has not produced a certificate or other satisfactory evidence of his or her appointment.

Appointment and removal of Directors

55.                            Number of Directors

55.1                     Subject to the Corporations Act, the Company may by resolution passed at a general meeting increase the minimum number of Directors or increase or reduce the maximum number of Directors.

55.2                     Until the Company resolves otherwise in accordance with clause 55.1 there will be:

(a)                               a minimum of three Directors; and

(b)                               a maximum of ten Directors.

55.3                     Subject to any resolution of the Members determining the maximum and minimum numbers of Directors, the Directors may from time to time determine the respective numbers of Executive and Non-Executive Directors.

55.4                     The initial Directors of the Company are the persons who have consented to act as directors and are set out in the Company’s application for registration as a company.  Those persons hold office subject to this Constitution.

56.                            Qualification

56.1                     Neither a Director nor an Alternate Director has to hold any Shares.

56.2                     In addition to the circumstances which disqualify a person from managing a corporation according to the Corporations Act, no person who has been an insolvent under administration within the previous five years is eligible to become a Director.

56.3                     A Director (and an Alternate Director when acting as a Director) is entitled to notice of all general meetings and meetings of the holders of any class of Shares.

57.                            Power to remove and appoint

57.1                     The Company may, subject to the Corporations Act, by resolution passed in general meeting:

(a)                               remove any Director before the end of the Director’s term of office; and

(b)                               if the outgoing Director is a Non-Executive Director, elect another person to replace the Director.

57.2                     A person appointed under clause 57.1 will hold office for the remainder of the term for which the Director replaced would have held office if the Director had not been removed.

57.3                     Subject to the provisions of this Constitution, the Company may appoint a person as a Director by resolution passed in general meeting.

57.4                     A Director appointed or elected at a general meeting is taken to have been appointed or elected with effect from immediately after the end of that general meeting unless the resolution by which the Director was appointed or elected specifies a different time.

57.5                    If the conduct or position of any Director is such that continuance in office appears to the majority of the Directors to be prejudicial to the interests of the Company, a majority of Directors at a meeting of the Directors specifically called for that purpose may suspend that Director.

57.6                     A suspended Director may not take any part in the business or affairs of the Company until the suspension has been terminated.

57.7                     Within 14 days of suspension of Director, the Directors must call a general meeting, at which the Members may consider a motion to remove the Director from office in accordance with clause 57.1(a).

57.8                     If a motion to remove a suspended Director from office is not carried at the general meeting called to consider the matter, the suspension of the Director is terminated and the Director is reinstated in his or her office.

58.                            Additional and casual Directors

58.1                     Subject to clause 55, the Directors may appoint any person as a Director to fill a casual vacancy or as an addition to the existing Directors.

58.2                     Unless the Director is an Executive Director and the ASX Listing Rules do not require that Director to be subject to retirement as set out in this clause, a Director appointed under clause 58.1 will hold office until the end of the next annual general meeting of the Company, at which the Director may be re-elected but he or she will not be taken into account in determining the number of Directors who must retire by rotation at the meeting in accordance with clause 59.1.

59.                            Retirement by rotation

59.1                     At the close of each annual general meeting one-third of the Directors or, if their number is not a multiple of three, then the number nearest to but not more than one-third of the Directors, must retire from office.

59.2                     The Directors to retire by rotation at an annual general meeting are those Directors who have been longest in office since their last election.

59.3                     Directors elected on the same day may agree among themselves or determine by lot which of them must retire.

59.4                     Subject to clause 76.9, a Director must retire from office at the conclusion of the third annual general meeting after the Director was last elected, even if his or her retirement results in more than one-third of all Directors retiring from office.

59.5                     A retiring Director remains in office until the end of the meeting and will be eligible for re-election at the meeting.

60.                            Nomination of Director

60.1                     A person, other than a Director retiring under clause 58.2 or under clause 59.1 who seeks re-election, is not eligible for election as a Director at a general meeting unless:

(a)                               the person is proposed as a candidate by at least 50 Members or Members holding between them at least 5% of the votes that may be cast at a general meeting of the Company; and

(b)                               the proposing Member leaves a notice at the Company’s registered office which nominates the candidate for the office of Director and includes the signed consent of the candidate.

60.2                    A notice given in accordance with clause 60.1 must be left at the Company’s registered office not less than 35 Business Days before the relevant general meeting.

61.                            Vacation of office

The office of a Director immediately becomes vacant if the Director:

(a)                               ceases to be a Director by virtue of the Corporations Act;

(b)                               is prohibited by the Corporations Act from holding office or continuing as a Director;

(c)                                is liable to pay a call but does pay the call within 21 days after the date on which it is payable;

(d)                               is prohibited from holding or is removed from the office of Director by an order made under the Corporations Act;

(e)                                becomes bankrupt or makes any general arrangement or composition with his or her creditors;

(f)                                 cannot fully participate in the management of the Company because of his or her mental incapacity or is a person whose estate is liable to have a person appointed, under the law relating to the administration of estates of persons who through mental or physical infirmity are incapable of managing their affairs, to administer it, or becomes in the opinion of the Directors incapable of performing his or her duties;

(g)                                resigns from his or her office of Director by notice in writing to the Company;

(h)                               is removed by a resolution of the Company; or

(i)                                   is resident in Australia and not being engaged abroad on the business of the Company, is absent from Directors’ meetings for three consecutive months without leave of absence from the Directors.

Remuneration of Directors

62.                            Remuneration of Non-Executive Directors

62.1                     Subject to the ASX Listing Rules, the Directors as a whole (other than Executive Directors) may be paid or provided remuneration for their services the total amount or value of which must not exceed an aggregate maximum of $500,000 per annum or such other maximum amount determined from time to time by the Company in general meeting.

62.2                     The notice calling a general meeting at which it is proposed that Members approve an increase of the aggregate maximum sum must state the amount of the increase and the aggregate maximum sum, and any other matters required by the ASX Listing Rules.

62.3                     Subject to the ASX Listing Rules, the aggregate maximum sum will be divided among the Non-Executive Directors in such proportion and manner as the Directors agree and, in default of agreement, equally and shall be deemed to accrue from day to day.

62.4                    Non-Executive Directors may not be paid a commission on or a percentage of profits or operating revenue.

62.5                     If a Non-Executive Director is required to perform services for the Company which in the opinion of the Directors, are outside the scope of the ordinary duties of a Director, the Company may pay or provide the Director remuneration determined by the Directors which may be either in addition to or instead of the Director’s remuneration under clause 62.1.  No remuneration may be paid or provided under this clause 62.5 if the effect would be to exceed the aggregate maximum sum of Directors’ remuneration determined by the Company in general meeting.

62.6                     Non-Executive Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the Company’s business.

62.7                     The Company may also pay a premium for a contract insuring a person who is or has been a Non-Executive Director against liability incurred by the person as a Director, except in circumstances prohibited by the Corporations Act.

62.8                     Shares may be provided to Non-Executive Directors as part of their remuneration under clauses 62.3 and 62.4 according to the rules of any share plan for the remuneration of Non-Executive Directors that may be introduced by the Company.  For the purposes of clause 62.1, the value of any Shares provided will be determined according to the rules of the share plan.

63.                            Remuneration of Executive Directors

63.1                     The remuneration of an Executive Director may from time to time be fixed by the Directors.  The remuneration may be by way of salary or commission or participation in profits or by all or any of these modes but may not be by commission on, or a percentage of, operating revenue.

63.2                     The Company may reimburse an Executive Director for his or her expenses properly incurred as a Director or in the course of his or her office.

63.3                     Except in circumstances prohibited by the Corporations Act, the Company may pay a premium for a contract insuring a person who is or has been an Executive Director against liability incurred by the person as a Director.

64.                            Retirement benefits

Subject to the Corporations Act, the Company may give a person a benefit in connection with a Director’s retirement from a Board or managerial office in the Company.

Powers and duties of Directors

65.                            Directors to manage Company

65.1                     The business of the Company is managed by or under the direction of the Directors who may exercise all powers of the Company that this Constitution, the Corporations Act or the ASX Listing Rules do not require to be exercised by the Company in general meeting.

65.2                     Without limiting the generality of clause 65.1, the Directors may exercise all the powers of the Company to:

(a)                               borrow money;

(b)                               charge any property or business of the Company or all or any of its uncalled capital;

(c)                                issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person; and

(d)                               guarantee or to become liable for the payment of money or the performance of any obligation by or of any other person.

Proceedings of Directors

66.                            Directors’ meetings

66.1                     The chairperson, the deputy chairperson, or any two Directors may at any time, and the Secretary must on the request of the chairperson, the deputy chairperson, or any two Directors, call a meeting of the Directors.

66.2                     A Directors’ meeting must be called by not less than 48 hours notice of a meeting to each Director, unless the Directors unanimously agree otherwise.  The notice may be in writing or given using any technology consented to by all the Directors.

66.3                     An accidental omission to send a notice of a meeting of Directors to any Director or the non-receipt of such a notice by any Director does not invalidate the proceedings, or any resolution passed, at the meeting.

66.4                     Subject to the Corporations Act, a Directors’ meeting may be held by the Directors communicating with each other by any technological means consented to by all the Directors.  The consent may be a standing one.

66.5                     The Directors need not all be physically present in the same place for a Directors’ meeting to be held.

66.6                     A Director who participates in a meeting held in accordance with clause 66.4 is taken to be present and entitled to vote at the meeting.

66.7                     A Director can only withdraw his or her consent under clause 66.4 to the means of communication between Directors proposed for a Directors’ meeting if the Director does so at least 48 hours before the meeting.

66.8                     Clause 66.4 applies to meetings of Directors’ committees as if all committee members were Directors.

66.9                     The Directors may meet together, adjourn and regulate their meetings as they think fit.

66.10              A quorum for meetings of Directors may be fixed by the Directors and unless so fixed, is three Directors present.  The quorum must be present at all times during the meeting.

66.11              Where a quorum cannot be established for the consideration of a particular matter at a meeting of Directors, one or more of the Directors may call a general meeting of Members to deal with the matter.

67.                            Decisions

67.1                     Questions arising at a meeting of Directors are to be decided by a majority of votes of the Directors present and voting and, subject to the Corporations Act, each Director has one vote.

67.2                     Subject to the ASX Listing Rules, in the case of an equality of votes the chairperson of a meeting, has a casting vote in addition to his or her deliberative vote.

67.3                    An Alternate Director has one vote for each Director for whom he or she is an alternate. If an Alternate Director is a Director, he or she also has a vote as a Director.

68.                            Directors’ interests

68.1                     As required by the Corporations Act, a Director must give the Directors notice of any material personal interest in a matter that relates to the affairs of the Company.

68.2                     Subject to the provisions of this clause 68, a Director or a body or entity in which a Director has a direct or indirect interest may:

(a)                               enter into any agreement or arrangement with the Company;

(b)                               hold any office or place of profit other than as auditor in the Company; and

(c)                                act in a professional capacity other than as auditor for the Company,

and the Director or the body or entity can receive and keep beneficially any remuneration, profits or benefits under any agreement or arrangement with the Company or from holding an office or place of profit in or acting in a professional capacity with the Company.

68.3                     The fact that a Director holds office as a director, and has fiduciary obligations arising out of that office:

(a)                               will not void or render voidable a contract made by a Director with the Company;

(b)                               will not void or render voidable a contract or arrangement entered into by or on behalf of the Company and in which the Director may have any interest; and

(c)                                will not require the Director to account to the Company for any profit realised by or under any contract or arrangement entered into by or on behalf of the Company and in which the Director may have any interest.

68.4                     A Director may be or become a director or other officer of, or otherwise be interested in:

(a)                               any related body corporate of the company; or

(b)                               any other body corporate promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise,

and is not accountable to the Company for any remuneration or other benefits received by the Director as a director or officer of, or from having an interest in, that body corporate.

68.5                     A Director who has a material personal interest in a matter that is being considered at a Directors’ meeting must not:

(a)                               be present while the matter is being considered at the meeting; or

(b)                               vote on the matter,

unless permitted to do so by the Corporations Act, in which case the Director may:

(c)                                be counted in determining whether or not a quorum is present at any meeting of Directors considering that contract or arrangement or proposed contract or arrangement;

(d)                               sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and

(e)                               vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement.

68.6                     A Director must give to the Company such information about the Shares or other securities in the Company in which the Director has a relevant interest and at the times that the Secretary requires, to enable the Company to comply with any disclosure obligations it has under the Corporations Act or the ASX Listing Rules.

69.                            Alternate Directors

69.1                     A Director may, with the approval of the Directors, appoint any person as his or her alternate.

69.2                     An Alternate Director is entitled to notice of Directors’ meetings while he or she is acting in that capacity and, if the appointor is not present at a meeting, is entitled to attend, be counted in a quorum and vote as a Director.

69.3                     An Alternate Director is an officer of the Company and is not an agent of the appointor.

69.4                     The provisions of this Constitution which apply to Directors also apply to Alternate Directors, except that Alternate Directors are not entitled in that capacity to any remuneration from the Company.

69.5                     The appointment of an Alternate Director may be revoked at any time by the appointor or by the other Directors.

69.6                     An Alternate Director’s appointment ends automatically when his or her appointor ceases to be a Director.

69.7                     Any appointment or revocation under this clause must be effected by written notice delivered to the Secretary.

69.8                     An Alternate Director does not have an interest in a contract or arrangement or a material personal interest in a matter by reason only of the fact that his or her appointor has such an interest.

70.                            Remaining Directors

70.1                     The Directors may act even if there are vacancies on the board.

70.2                     If the number of Directors is not sufficient to constitute a quorum at a Directors’ meeting, the Director or Directors may act only to:

(a)                               appoint a Director or Directors; or

(b)                               call a general meeting.

71.                            Chairperson

71.1                     The Directors may elect a Director as chairperson of Directors’ meetings and may determine the period for which the chairperson will hold office.

71.2                     If no chairperson is elected or if the chairperson is not present at any Directors’ meeting within 10 minutes after the time appointed for the meeting to begin, the Directors present must elect a Director to be chairperson of the meeting.

71.3                     The Directors may elect a Director as deputy chairperson to act as chairperson in the chairperson’s absence.

72.                            Delegation

72.1                     The Directors may delegate any of their powers, other than those which by law must be dealt with by the Directors as a board, to a committee or committees.

72.2                    The Directors may at any time revoke any delegation of power under clause 72.1.

72.3                     At least one member of each committee of Directors must be a Director.

72.4                     A committee may be authorised by the Directors to sub-delegate all or any of the powers for the time being vested in it.

72.5                     Meetings of any committee of Directors will be governed by the provisions of this Constitution which deal with Directors’ meetings so far as they are applicable and are not inconsistent with any directions of the Directors.  The provisions apply as if each member was a Director.

73.                            Written resolutions

73.1                     If all the Directors who are eligible to vote on a resolution have signed a document containing a statement that they are in favour of a resolution set out in the document, then a resolution in those terms is taken to have been passed by the Directors without a meeting.  The resolution is passed when the last Director signs.

73.2                     For the purposes of clause 73.1, separate copies of a document may be used for signing by the Directors if the wording of the resolution and statement is identical in each copy.

73.3                     Any document referred to in this clause may be in the form of a facsimile transmission or electronic notification.

73.4                     If a resolution is taken to have been passed in accordance with this clause 73, the minutes must record that fact.

73.5                     This clause 73 applies to meetings of Directors’ committees as if all members of the committee were Directors.

73.6                     Any document referred to in this clause 73 must be sent to every Director who is entitled to vote on the resolution.

74.                            Validity of acts of Directors

74.1                     An act done by a Director is effective even if their appointment, or the continuance of their appointment, is invalid because the Company or Director did not comply with this Constitution or any provision of the Corporations Act.

74.2                     Clause 74.1 does not deal with the question whether an effective act by a director:

(a)                               binds the company in its dealings with other people; or

(b)                               makes the company liable to another person.

75.                            Minutes

75.1                     The Directors must cause minutes to be made of:

(a)                               the names of the Directors present at all Directors’ meetings and meetings of Directors’ committees;

(b)                               all proceedings and resolutions of general meetings, Directors’ meetings and meetings of Directors’ committees;

(c)                                all resolutions passed in accordance with clause 73;

(d)                               appointments of officers, but only if the Directors resolve that a minute of the appointment should be made; and

(e)                                all disclosures of interests made in accordance with the Corporations Act.

75.2                    Minutes must be signed by the chairperson of the meeting or by the chairperson of the next meeting, and if so signed will be conclusive evidence of the matters stated in such minutes.

Executive Directors

76.                            Appointment

76.1                     The Directors may appoint a Director to the office of Managing Director on such terms as they think fit.

76.2                     The Directors may appoint a Director to any other full-time or substantially full-time executive position in the Company on such terms as they think fit.

76.3                     A Director appointed under clauses 76.1 or 76.2, and a Director (however appointed) occupying for the time being a full-time or substantially full-time executive position in the Company or a related body corporate of the Company, is referred to in this Constitution as an Executive Director.

76.4                     If the appointment of an Executive Director is for a fixed term, the term must not exceed five years.

76.5                     The Directors may, subject to the terms of the Executive Director’s employment contract, suspend, remove or dismiss him or her from executive office and appoint another Director in that place.

76.6                     If an Executive Director ceases to be a Director, his or her appointment as an Executive Director terminates automatically.

76.7                     If an Executive Director ceases to hold an executive office in the Company, then, unless the Directors resolve otherwise, he or she also ceases to be a Director from the same date.

76.8                     If an Executive Director is suspended from executive office of the Company or of a related body corporate of the Company, his or her duties and obligations as Director are suspended for the same period.

76.9                     A Managing Director is not subject to retirement by rotation and is not to be taken into account in determining the rotation of retirement of Directors.  Any other Executive Directors are subject to retirement by rotation.

77.                            Powers of Executive Directors

77.1                     The Directors may confer on an Executive Director any powers exercisable by the Directors, subject to any terms and restrictions determined by the Directors.

77.2                     The Directors may authorise an Executive Director to sub-delegate all or any of the powers vested in him or her.

77.3                     Any power conferred under this clause may be concurrent with but not to the exclusion of the Directors’ powers.

77.4                     The Directors may at any time withdraw or vary any of the powers conferred on an Executive Director.

Local management

78.                            General

78.1                     The Directors may provide for the management and transaction of the affairs of the Company in any place and in such manner as they think fit.

78.2                     Without limiting clause 78.1, the Directors may:

(a)                               establish local boards or agencies for managing any of the affairs of the Company in a specified place and appoint any persons to be members of those local boards or agencies; and

(b)                               delegate to any person appointed under clause 78.2(a) any of the powers, authorities and discretions which may be exercised by the Directors under this Constitution,

on any terms and subject to any conditions determined by the Directors.

78.3                     The Directors may at any time revoke or vary any delegation under this clause 78.

79.                            Appointment of attorneys and agents

79.1                     The Directors may from time to time by resolution or power of attorney appoint any person to be the attorney or agent of the Company:

(a)                               for the purposes;

(b)                               with the powers, authorities and discretions (not exceeding those exercisable by the Directors under this Constitution);

(c)                                for the period; and

(d)                               subject to the conditions,

determined by the Directors.

79.2                     An appointment by the Directors of an attorney or agent of the Company may be made in favour of:

(a)                               any member of any local board established under this Constitution;

(b)                               any company;

(c)                                the members, directors, nominees or managers of any company or firm; or

(d)                               any fluctuating body of persons whether nominated directly or indirectly by the Directors.

79.3                     A power of attorney may contain such provisions for the protection and convenience of persons dealing with an attorney as the Directors think fit.

79.4                     An attorney or agent appointed under this clause 79 may be authorised by the Directors to sub-delegate all or any of the powers authorities and discretions for the time being vested in it.

Secretary

80.                           Secretary

80.1                     There must be at least one Secretary of the Company appointed by the Directors on conditions determined by them.

80.2                     The Secretary is entitled to attend all Directors’ and general meetings.

80.3                     The Directors may, subject to the terms of the Secretary’s employment contract, suspend, remove or dismiss the Secretary.

Seals

81.                            Common Seal

If the Company has a Seal:

(a)                               the Directors must provide for the safe custody of the Seal;

(b)                               it must not be used except with the authority of the Directors or a Directors’ committee authorised to permit use of the Seal;

(c)                                every document to which the Seal is affixed must be signed by a Director and be countersigned by another Director, the Secretary or another person appointed by the Directors to countersign the document; and

(d)                               the Directors may determine by resolution either generally or in any particular case that the signature of any Director or the Secretary to a document to which the Seal or a duplicate seal or certificate seal is affixed may be a facsimile applied to the document by specified mechanical means.

82.                            Duplicate Seal

If the Company has a Seal, the Company may have one or more duplicate seals of the Seal each of which:

(a)                               must be a facsimile of the Seal with the addition on its face of the words Duplicate Seal; and

(b)                               must only be used with the authority of the Directors or a Directors’ committee.

83.                            Share Seal

If the Company has a Seal, the Company may have a certificate seal which:

(a)                               may be affixed to Share, option or other certificates;

(b)                               must be a facsimile of the Seal with the addition on its face of the words Share Seal; and

(c)                                must only be used with the general or specific authority of the Directors or a Directors’ committee.

Inspection of records

84.                            Times for inspection

84.1                     Except as otherwise required by the Corporations Act, the Directors may determine whether and to what extent, and at what times and places and under what conditions, the financial records and other documents of the Company or any of them will be open for inspection by Members other than Directors.

84.2                     A Member other than a Director does not have the right to inspect any financial records or other documents of the Company unless the Member is authorised to do so by a court order or a resolution of the Directors.

84.3                     Notwithstanding clauses 84.1 and 84.2, the books of the Company containing the minutes of general meetings will be kept at the Company’s registered office and will be open to inspection of Members at all times when the office is required to be open to the public.

Dividends and reserves

85.                            Dividends

The Directors may by resolution either:

(a)                               declare a dividend and may fix the amount, the time for and method of payment; or

(b)                               determine a dividend is payable and fix the amount and the time for and method of payment.

86.                            Amend resolution to pay dividend

If the Directors determine that a dividend is payable under clause 85(b), they may, if permitted by the ASX Listing Rules, amend or revoke the resolution to pay the dividend before the record date notified to ASX for determining entitlements to that dividend.

87.                            No interest

Interest is not payable by the Company on a dividend.

88.                            Reserves

88.1                     The Directors may set aside out of profits such amounts by way of reserves as they think appropriate before declaring a dividend or determining to pay a dividend.

88.2                     The Directors may apply the reserves for any purpose for which profits may be properly applied.

88.3                     Pending any application of the reserves, the Directors may invest or use the reserves in the business of the Company or in other investments as they think fit.

88.4                     The Directors may carry forward any undistributed profits without transferring them to a reserve.

89.                            Dividend entitlement

89.1                     Subject to the rights of persons (if any) entitled to Shares with special rights as to dividends:

(a)                               all fully paid Shares on which any dividend is declared or paid, are entitled to participate in that dividend equally; and

(b)                               each partly paid Shares is entitled to a fraction of the dividend declared or paid on a fully paid Share of the same class, equivalent to the proportion which the amount paid (not credited) on the Share bears to the total amounts paid and payable, whether or not called, (excluding amounts credited) on the Share.

89.2                     An amount paid on a Share in advance of a call is not to be taken as paid for the purposes of clause 89.1.

89.3                    Unless otherwise determined by the Directors, Shares rank for dividends from their date of allotment.

89.4                     Subject to the Corporations Act and the CS Facility Rules, a transfer of Shares registered after the record date notified to ASX for determining entitlements to a dividend paid or payable in respect of the transferred Shares, does not pass the right to that dividend.

90.                            Restricted securities

During a breach of the ASX Listing Rules relating to Shares which are Restricted Securities, or a breach of a restriction agreement, the holder of the relevant Restricted Securities is not entitled to any dividend in respect of those Restricted Securities.

91.                            Deductions from dividends

The Directors may deduct from a dividend payable to a Member all sums presently payable by the Member to the Company on account of calls or otherwise in relation to Shares in the Company.

92.                            Distribution of assets

92.1                     The Directors may resolve that a dividend (interim or final) will be paid wholly or partly by the transfer or distribution of specific assets, including fully paid shares in, or debentures of, any other corporation.

92.2                     If a difficulty arises in making a transfer or distribution of specific assets, the Directors may:

(a)                               deal with the difficulty as they consider expedient;

(b)                               fix the value of all or any part of the specific assets for the purposes of the distribution;

(c)                                determine that cash will be paid to any Members on the basis of the fixed value in order to adjust the rights of all the Members; and

(d)                               vest any such specific assets in trustees as the Directors consider expedient.

92.3                     If a transfer or distribution of specific assets to a particular Member or Members is illegal or, in the Directors’ opinion, impracticable, the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the transfer or distribution of specific assets.

93.                            Payment

93.1                     Any dividend or other money payable in respect of Shares may be paid:

(a)                               by cheque sent through the mail directed to:

(i)                                  by the address of the Member shown in the Register or to the address of the joint holder of Shares shown first in the Register; or

(ii)                               by an address which the Member has, or joint holders have, in writing notified the Company as the address to which dividends should be sent;

(b)                               by electronic funds transfer to an account with a bank or other financial institution nominated by the Member and acceptable to the Company; or

(c)                               by any other means determined by the Directors.

93.2                     Any joint holder may give an effectual receipt for any dividend or other money paid in respect of Shares held by holders jointly.

94.                            Election to reinvest dividend

The Directors may:

(a)                               establish a plan under which Members or any class of Members may elect to reinvest cash dividends paid by the Company by subscribing for Shares;

(b)                               vary, suspend or terminate the arrangements established under clause 94(a).

95.                            Election to accept Shares in lieu of dividend

95.1                     The Directors may resolve, in respect of any dividend which it is proposed to pay on any Shares, that holders of those Shares may elect to:

(a)                               forego their right to share in the proposed dividend or part of the proposed dividend; and

(b)                               instead receive an issue of Shares credited as fully paid.

95.2                     If the Directors resolve to allow the election provided for in clause 95.1, each holder of Shares conferring a right to share in the proposed dividend may, by notice in writing to the Company given in such form and within such period as the Directors may decide, elect to:

(a)                               forego the dividend which otherwise would have been paid to the holder on such of the holder’s Shares conferring a right to share in the proposed dividend as the holder specifies in the notice of election; and

(b)                               receive instead Shares to be issued to the holder credited as fully paid, on and subject to such terms and conditions as the Directors may determine.

95.3                     Following the receipt of duly completed notices of election under clause 95.1(b), the Directors must:

(a)                               appropriate from the Company’s profits or any reserve available for distribution to Members an amount equal to the aggregate issue price (if any) of the Shares to be issued credited as fully paid to those holders of Shares who have given such notices of election; and

(b)                               apply the amount (if any) in paying up in full the number of Shares required to be so issued.

95.4                     The Directors may rescind, vary or suspend a resolution of the Directors made under clause 95.1 and the arrangements implemented under the resolution.

95.5                     The powers given to the Directors by this clause 95 are additional to the provisions for capitalisation of profits provided for by this Constitution.  If the Directors exercise their power to capitalise profits under clause 97 then any Member who has elected to participate in arrangements established under this clause 95 is deemed, for the purpose of determining the Member’s entitlement to share in the capitalised sum, not to have so elected.

96.                            Unclaimed dividends

All dividends unclaimed for one year after the time for payment has passed may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed money.

97.                           Capitalisation of profits

97.1                     The Directors may resolve:

(a)                               to capitalise any sum being the Company’s profits or any reserve available for distribution to Members; and

(b)                               that:

(i)                                  no Shares be issued and no amounts unpaid on Shares be paid up on capitalisation of the sum; or

(ii)                               the sum be applied in any of the ways mentioned in clause 97.2 for the benefit of Members in the proportions in which the members would have been entitled if the sum had been distributed by way of Dividend.

97.2                     The ways in which a sum may be applied for the benefit of Members under clause 97.1(b)(ii) are:

(a)                               in paying up any amounts unpaid on Shares held or to be held by Members;

(b)                               in paying up in full unissued Shares or debentures to be issued to Members as fully paid; or

(c)                                partly as mentioned in clause 97.2(a) and partly as mentioned in clause 97.2(b).

97.3                     To the extent necessary to adjust the rights of the Members among themselves, the Directors may:

(a)                               make cash payments in cases where Shares or debentures become issuable in fractions; and

(b)                               authorise any person to make, on behalf of all the Members entitled to a benefit on the capitalisation, an agreement with the Company providing for:

(i)                                  the issue to them, credited as fully paid up, of any such further Shares or debentures; or

(ii)                               the payment by the Company on their behalf of the amount or any part of the amount remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under the authority of clause 97.3(b) is effective and binding on all the Members concerned.

Notices

98.                            Service of notices

98.1                     Notice may be given by the Company to any person who is entitled to notice under this Constitution by:

(a)                               serving it on the person;

(b)                               sending it by post, courier, facsimile transmission or electronic notification to the person at the person’s address shown in the Register or the address supplied by the person to the Company for sending notices to the person; or

(c)                                (except in the case of a notice of meeting of Members which is required to be given individually to each Member entitled to vote at the meeting and to each Director), advertising in one or more newspapers published in the city of Adelaide as determined by the Directors.

98.2                     A notice sent by post or courier is taken to be served:

(a)                               by properly addressing, prepaying and posting or directing the delivery of the notice; and

(b)                               on the day after the day on which it was posted or given to the courier for delivery.

98.3                     A notice sent by facsimile transmission or electronic notification is taken to be served:

(a)                               by properly addressing the facsimile transmission or electronic notification and transmitting it; and

(b)                               on the day of its transmission except if transmitted after 5:00 pm in which case is taken to be served on the next day.

98.4                     A notice given by advertisement is taken to be served on the date on which the advertisement first appears in a newspaper.

98.5                     A notice may be served by the Company on joint holders under clause 98.1(a) or 98.1(b) by giving the notice to the joint holder whose name appears first in the Register.

98.6                     Every person who is entitled to a Share by operation of law and who is not registered as the holder of the Share is taken to receive any notice served in accordance with this clause by advertisement or on that person from whom the first person derives title.

98.7                     A Share certificate, cheque, warrant or other document may be delivered by the Company either personally or by sending it:

(a)                               in the case of a Member whose address recorded in the Register is not in Australia, by airmail post, facsimile transmission, electronic notification or in another way that ensures that it will be received quickly, as appropriate; and

(b)                               in any other case by ordinary post,

and is at the risk of the addressee as soon as it is given or posted.

A Member whose address recorded in the Register is not in Australia may specify in writing an address in Australia for the purposes of clause 98.

98.8                     A certificate in writing signed by a Director, Secretary or other officer of the Company, or by any person that the Company has engaged to maintain the Register, that a document or its envelope or wrapper was addressed and stamped and was posted or given to a courier is conclusive evidence of posting or delivery by courier.

98.9                     Subject to the Corporations Act the signature to a written notice given by the Company may be written or printed.

98.10              All notices sent by post outside Australia must be sent by prepaid airmail post.

98.11              A notice sent by post, courier, facsimile transmission or electronic notification to a Member’s address shown in the Register or the address supplied by the Member to the Company for the purpose of sending notices to the Member is deemed to have been served notwithstanding that the Member has died, whether or not the Company has notice of his or her death.

99.                            Persons entitled to notice

99.1                     Notice of every general meeting must be given to:

(a)                               every Member;

(b)                               every Director and Alternate Director;

(c)                               ASX; and

(d)                               the Auditor.

99.2                     No other person is entitled to receive notice of a general meeting.

Audit and financial records

100.                     Company to keep financial records

100.1              The Directors must cause the Company to keep written financial records and to prepare financial documents and reports in accordance with the requirements of the Corporations Act and the ASX Listing Rules.

100.2              The Directors must cause the financial records and financial documents of the Company to be audited in accordance with the requirements of the Corporations Act and the ASX Listing Rules.

Winding up

101.                     Winding up

101.1              Nothing in this clause prejudices the rights of the holders of Shares issued on special terms and conditions.

101.2              If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company:

(a)                               divide among the Members in kind all or any of the Company’s assets; and

(b)                               for that purpose, determine how he or she will carry out the division between the different classes of Members,

but may not require a Member to accept any Shares or other securities in respect of which there is any liability.

101.3              The liquidator may, with the sanction of a special resolution of the Company, vest all or any of the Company’s assets in a trustee on trusts determined by the liquidator for the benefit of the contributories.

Indemnity

102.                     Indemnity

102.1              To the extent permitted by law and subject to the restrictions in section 199A of the Corporations Act, the Company indemnifies every person who is or has been an officer of the Company against any liability (other than for legal costs) incurred by that person as an officer of the Company (including liabilities incurred by the officer as an officer of a subsidiary of the Company where the Company requested the officer to accept that appointment).

102.2              To the extent permitted by law and subject to the restrictions in section 199A of the Corporations Act, the Company indemnifies every person who is or has been an officer of the Company against reasonable legal costs incurred in defending an action for a liability incurred or allegedly incurred by that person as an officer of the Company (including such legal costs incurred by the officer as an officer of a subsidiary of the Company where the Company requested the officer to accept that appointment).

102.3              The amount of any indemnity payable under clauses 102.1 or 102.2 will include an additional amount (GST Amount) equal to any GST payable by the officer being indemnified (Indemnified Officer) in connection with the indemnity (less the amount of any input tax credit claimable by the Indemnified Officer in connection with the indemnity).  Payment of any indemnity which includes a GST Amount is conditional upon the Indemnified Officer providing the Company with a GST tax invoice for the GST Amount.

102.4              The Directors may agree to advance to an officer an amount which it might otherwise be liable to pay to the officer under clause 102.1 on such terms as the Directors’ think fit but which are consistent with this clause, pending the outcome of any findings of a relevant court or tribunal which would have a bearing on whether the Company is in fact liable to indemnify the officer under clause 102.1.  If after the Company makes the advance, the Directors form the view that the Company is not liable to indemnify the officer, the Company may recover any advance from the officer as a debt due by the officer to the Company.

102.5              For the purposes of this clause 102, officer means:

(a)                               a Director; or

(b)                               a Secretary.

103.                     Shareholder disclosure

If a Member has entered into any arrangement restricting the transfer or other disposal of Shares and those arrangements are of the nature of arrangements which the Company is required to disclose under the ASX Listing Rules, then the Member must provide to the Company such information that the Company requires and within the time that the Company requires, to comply with the Company’s disclosure obligations.

We, the undersigned, being each person specified in the application for the Company’s registration as a person who consents to become a Member, hereby agree to the terms of this Constitution:

Dated	2004

NAME OF MEMBER	ADDRESS AND OCCUPATION

NEVILLE WAYNE MARTIN	21 Brandreth Street TUSMORE SA 5065 Solicitor

JENNIFER FRANCES TOBIN	49 Gray Street NORWOOD SA 5067 Solicitor

KENT MILLWARD GREY	109 Cambridge Terrace MALVERN SA 5061 Solicitor

Signed by Neville Wayne Martin in the presence of

Signature of witness	Neville Wayne Martin

Name of witness (print)

Signed by Jennifer Frances Tobin in the presence of

Signature of witness	Jennifer Frances Tobin

Name of witness (print)

Signed by Kent Millward Grey in the presence of

Signature of witness	Kent Millward Grey

Name of witness (print)